UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 8, 2006 (February 2, 2006)

Conversion Services International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30420	20-1010495
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Eagle Rock Avenue,
East Hanover, New Jersey	07936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 560-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2006, Conversion Services International, Inc. (the “Company”) entered into a Securities Purchase Agreement with Taurus Advisory Group LLC (“Taurus”), pursuant to which it issued 19,000 shares of the Company’s newly created Series A Convertible Preferred Stock, $.001 par value (the “Series A Preferred”). Each share of Series A Preferred has a stated value of $100.00. The Company utilized the proceeds ($1,900,000) to repurchase shares of its common stock as set forth in Item 8.01 below.

The Series A Preferred has a cumulative annual dividend equal to five percent (5%), which is payable semi-annually  in cash or common stock, at the election of the Company, and is convertible into shares of the Company’s common stock at any time at a price equal to $.50 per share (subject to adjustment). In addition, the Series A Preferred has no voting rights, but has liquidation preferences and certain other privileges. All shares of Series A Preferred not previously converted shall be redeemed by the Company, in cash or common stock, at the election of Taurus, on February 1, 2011.

Pursuant to the Securities Purchase Agreement, Taurus was also granted a warrant to purchase 1,900,000 shares of the Company’s common stock (the “Warrant”) exercisable at a price of $.60 per share (subject to adjustment).  The Warrant is exercisable for a period of five years.

Pursuant to a Registration Rights Agreement, the Company agreed to file a registration statement covering the shares of common stock underlying the Series A Preferred and the Warrant. Such registration rights are more fully set forth in the Registration Rights Agreement attached to this Current Report on Form 8-K as Exhibit 10.2.

The information set forth herein with respect to the Securities Purchase Agreement, the Series A Preferred, the Warrant and the Registration Rights Agreement is meant to be a summary only. The entire agreements are attached hereto as Exhibits to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by this reference, for a description of the terms of a preferred stock instrument and warrants which are convertible/exercisable into shares of the Company’s common stock.

Item 8.01 Other Events.

On February 1, 2006, the board of directors of the Company approved an authorization to repurchase 3,892,355 shares of its common stock, which represents 7.2% of the fully diluted Company’s outstanding shares. The Company issued a press release regarding such authorization, a copy of which is furnished as Exhibit 99.1 to this Report and is incorporated into this Report by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number   Description

4.1	Certificate of Designations of the Series A Convertible Preferred Stock filed with the Secretary of the State of Delaware on February 3, 2006

10.1	Securities Purchase Agreement by and between the Company and Taurus Advisory Group, LLC, dated February 2, 2006.

10.2	Registration Rights Agreement by and between the Company and Taurus Advisory Group, LLC, dated February 2, 2006.

10.3	Common Stock Purchase Warrant issued to Taurus Advisory Group, LLC dated February 2, 2006.

99.1	Press Release dated February 2, 2006

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

* * *

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 8, 2006	CONVERSION SERVICES INTERNATIONAL, INC.

	By:	/s/ Scott Newman
Name: Scott Newman
Title: President and Chief Executive Officer